SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 24, 2004
Date of Report (Date of earliest event reported)

WESTCOAST HOSPITALITY CORPORATION

(Exact name of registrant as specified in charter)

Washington	001-13957	91-1032187
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

201 W. North River Drive, Suite 100
Spokane, Washington 99201

(Address of principal executive offices, zip code)

(509) 459-6100
(Registrant’s telephone number, including area code)

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
Item 9: Regulation FD Disclosure
SIGNATURE
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.5
EXHIBIT 4.6
EXHIBIT 99.1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

     The following exhibits are filed herewith:

Exhibit No.	Exhibit
4.1	Amended and Restated Declaration of Trust of WestCoast Hospitality Capital Trust

4.2	Indenture for 9.5% Junior Subordinated Debentures Due February 24, 2044

4.3	Form of Certificate for 9.5% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security) of WestCoast Hospitality Capital Trust (included in Exhibit 4.1 as Exhibit A-1)

4.4	Form of 9.5% Junior Subordinated Debenture Due February 24, 2044 (included in Exhibit 4.2 as Exhibit A)

4.5	Trust Preferred Securities Guarantee Agreement dated February 24, 2004

4.6	Trust Common Securities Guarantee Agreement dated February 24, 2004

99.1	Press Release dated March 16, 2004

Item 9: Regulation FD Disclosure

On March 16, 2004 the Registrant publicly disseminated a press release announcing that the underwriters for the public offering of trust preferred securities by WestCoast Hospitality Capital Trust, a Delaware statutory trust sponsored by the Registrant, exercised in full their overallotment option and purchased an additional $6 million of the trust preferred securities. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K pursuant to Item 9.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTCOAST HOSPITALITY CORPORATION

Dated: March 19, 2004	By:	/s/ Peter P. Hausback

Peter P Hausback, Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Amended and Restated Declaration of Trust of WestCoast Hospitality Capital Trust

4.2	Indenture for 9.5% Junior Subordinated Debentures Due February 24, 2044

4.3	Form of Certificate for 9.5% Trust Preferred Securities (Liquidation Amount of $25 per Trust Preferred Security) of WestCoast Hospitality Capital Trust (included in Exhibit 4.1 as Exhibit A-1)

4.4	Form of 9.5% Junior Subordinated Debenture Due February 24, 2044 (included in Exhibit 4.2 as Exhibit A)

4.5	Trust Preferred Securities Guarantee Agreement dated February 24, 2004

4.6	Trust Common Securities Guarantee Agreement dated February 24, 2004

99.1	Press Release dated March 16, 2004